Exhibit 10.5

COMMERCIAL LEASE

LANDLORD:

JAM CAMBRIDE VENTURES, LLC

RAM CAMBRIDGE VENTURES, LLC

TENANT:

SEQLL LLC

PROPERTY:

317 New Boston Street, Woburn, MA 01801

LEASE DATE:

Nov 25, 2014

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LEASE DOCUMENTS

COMMERCIAL LEASE

RIDER

FLOOR PLAN [EXHIBIT A]

AUTHORITY TO EXECUTE [EXHIBIT B]

LANDLORD RULES AND REGULATIONS [EXHIBIT C]

ST. LAURENT, INC., LEASE AS AMENDED [EXHIBIT D] NOTARY PUBLIC

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COMMERCIAL LEASE

1. PARTIES	JAM CAMBRIDGE VENTURES, LLC and RAM CAMBRIDGE VENTURES, LLC, both Massachusetts Limited Liability companies with addresses of 237 Lexington Street, Woburn, MA 01801 (“Landlord”), does hereby lease to SEQLL LLC, a Massachusetts Corporation with a place of business at 317 New Boston Street, Woburn, MA 01801 (“Tenant”), the Premises (as defined below).

2. PREMISES	A portion of the building consisting of approximately 6,508 rentable square feet (“RSF”) located at 317 New Boston Street, Woburn, Massachusetts 01801, known as Suite 230, as shown on Exhibit A (the “Premises”), together with the right to use in common with others entitled thereto, the hallways, and stairways, necessary for access to said leased premises, and lavatories therein, if any (the “Premises”). Except as set forth herein, the Premises are to be delivered in “as-is” condition as they are in on the date of this Lease. The actual rentable square footage will be calculated by the registered architect on the Project.

With fourteen (14) days written notice to Tenant, Landlord shall have the right to take back approximately 315 rentable square feet, as shown on Exhibit A in the event any of the following are true, a) St. Laurent’s Institute’s lease in Suite 210 shall be ninety (90) days or less from expiration, b) St. Laurent Institute’s lease shall not be coterminous with this Lease, or c) Tenant shall no longer allow St. Laurent Institute to make use of the loading door within the Premises. The decrease in Tenant’s rentable square footage shall cause Landlord to recalculate Tenant’s payments for Base Rent and Operating Expenses and Taxes based on the dollars per rentable square foot as defined in Section 3, Section 4 and Section 6 herein. Landlord shall construct the new demising wall so as to minimize any impact on Tenant’s business operation.

The building of which the Premises are a part is collectively referred to herein as the “Building” and the land on which the Building is located is referred to as the “Land”. The Land and the Building are collectively referred to as the “Property”. The buildings and improvements now and hereafter located or used in connection with the Property, including the Building, currently consisting of approximately 59,953 rentable square feet is referred to as the “Project”.

Rentable square footage for the purpose of this Lease shall be defined by Landlord in its sole discretion, by the gross measurement calculation of the Premises to the outside of the exterior wall plus a Common Area Factor (CAF) which shall be a percentage of the rentable square feet of the Project’s total common area which presently equals 15% and which may be defined by the Landlord from time to time as any additional common areas are built, not to exceed 16%.

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3. TERM	The term of this Lease shall be for SIXTY (60) months and is projected to commence on February 1, 2015 (the “Term Commencement Date”) and to terminate on January 31, 2020. (the “Term Expiration Date”). The Actual term Commencement Date and Term Expiration Date shall be memorialized in an amendment upon issuance of Certificate of occupancy or temporary certificate of occupancy from the City of Woburn, CO or TCO. The (“Rent Commencement Date”) shall be the Term Commencement Date.

Tenant shall have the right to extend its tenancy for one (1) five (5) year term by providing written notice at least nine (9) months prior to lease expiration. Base rental rate during each “Option Period” shall begin at, $9.85/RSF per year with increases annually of 2% or CPI NE. whichever is higher.

4. RENT	Tenant shall commence paying utilities, Tenant’s Share of Taxes and Operating Expenses (as defined below), and any other additional rents, if any, on February 1, 2015.

Tenant shall pay, without any offset or reduction, Rent to Landlord beginning on the Rent Commencement Date and continuing through the Term Expiration Date.

Tenant shall pay, without any offset or reduction, Rent to Landlord at the rate of:

Commencing on the Rent Commencement Date and continuing for 12 months, the Base Rent shall be at the rate of $8.15 per rentable square foot (“RSF”) or $41,923.60 annually in equal monthly installments of $3,493.63 each payable in advance by the first day of each month, plus NNN.

Base Rent Year Two (2): the Base Rent shall be at the rate of $8.50 per rentable square foot (“RSF”) or $43,724.00 annually in equal monthly installments of $3,643.66 each payable in advance by the first day of each month, plus NNN.

Base Rent Year Three (3): the Base Rent shall be at the rate of $8.95 per rentable square foot (“RSF”) or $46,038.80 annually in equal monthly installments of $3,836.56 each payable in advance by the first day of each month, plus NNN.

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Base Rent Year Four (4): the Base Rent shall be at the rate of $9.40 per rentable square foot (“RSF”) or $48,353.60 annually in equal monthly installments of $4,029.46 each payable in advance by the first day of each month, plus NNN.

Base Rent Year Five (5): the Base Rent shall be at the rate of $9.40 per rentable square foot (“RSF”) or $50,668.40 annually in equal monthly installments of $4,222.36 each payable in advance by the first day of each month, plus NNN.

There will be a late charge for payments made after the first (1st) of the month, which charge shall be Twelve percent (12%) per year. Failure to pay the late charge is a default under the terms of the Lease. A 7-day grace period will be allowed once in any 12-month period. Tenant acknowledges and waives any/all rights to offset or reduce payments due under this Lease.

5. SECURITY DEPOSIT	A Security Deposit in the amount of $8,000 shall be paid to Landlord by Tenant upon execution of this Lease, which shall be held as security for Tenant’s performance of any and all of its obligations hereunder.. Upon the occurrence of a default under this Lease by Tenant, Landlord may, in its sole discretion, apply the Security Deposit to cure such default and Tenant shall restore the Security Deposit to the sum of $8,000 (or such adjusted amount). Upon a transfer of the Property, Tenant agrees to look solely to such transferee for the return of the Security Deposit provided Landlord discloses same to such transferee prior to transfer.

6. TAXES AND OPERATING EXPENSES	Tenant shall pay to Landlord in advance of the first day of each month, commencing on the Term Commencement Date, as additional rent, the Tenant’s Share (as defined below) of (i) the Taxes (as defined below) and (ii) Operating Expenses (as defined below).

“Taxes” shall mean all real estate taxes, personal property taxes, assessments, additional water and sewer related charges and all municipal, state and federal charges levied or assessed or imposed on the Project.

“Operating Expenses” shall mean all expenses, costs and disbursements of every kind and nature which Landlord shall pay or become obligated to pay in connection with the Project, including without limitation, (i) insurance premiums paid in connection with the Project; (ii) all utility charges for the Project; (iii) compensation and benefits for Landlord’s employees and agents, engaged in the operation and maintenance of the Project; (iv) worker’s compensation costs and payroll taxes for said employees and agents to be prorated when employee is not full time at the Project; (v) payments to independent contractors for maintenance, repairs, cleaning, management, legal, accounting and maintenance of the Project including utility systems; and (vi) generally all reasonable expenses incurred by Landlord in connection with its operation of the Project.

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“Tenant’s Share” shall mean 10.8552%. The gross building method shall be used to determine both rentable and usable square footages with the gross measurement to the outside of the exterior wall. Useable to rentable factor is subject to periodic review and update. The CAF is not to exceed 16%.

THIS LEASE IS A TRIPLE NET LEASE (“NNN”) AND LANDLORD SHALL NOT BE OBLIGATED TO PAY ANY CHARGE OR BEAR ANY EXPENSE WHATSOEVER AGAINST OR WITH RESPECT TO THE PREMISES EXCEPT TO THE EXTENT SPECIFICALLY SET FORTH HEREIN NOR SHALL RENT, ADDITIONAL RENT AND ANY OTHER CHARGES PAYABLE HEREUNDER BE SUBJECT TO ANY REDUCTION OR OFFSET WHATSOEVER ON ACCOUNT OF SUCH CHARGE. IN ORDER THAT THE RENT SHALL BE ABSOLUTELY NET TO LANDLORD, TENANT COVENANTS AND AGREES TO PAY AS ADDITIONAL RENT TAXES, BETTERMENT ASSESSMENTS, INSURANCE COSTS, OPERATING EXPENSES AND UTILITY CHARGES WITH RESPECT TO THE PREMISES AS PROVIDED HEREIN.

7. UTILITIES	The Tenant shall pay all bills for utilities furnished to the Premises, including, without limitation, electricity, gas, water, sewer, telephone and other services and including heat and air conditioning. Landlord shall not be liable for any interruption in utilities or services serving the Premises.

The suite shall be separated metered or submetered for electric and gas, and submetered for water.

Landlord shall have no obligation to provide utilities or equipment other than the utilities and equipment within the Premises as of the Term Commencement Date. In the event Tenant requires additional utilities or equipment, the installation and maintenance thereof shall be the Tenant’s sole obligation and risk. Landlord makes no representations or warranties to the availability of additional utilities available from the utility providers, provided that such additional utility services are available then, any installation shall be subject to the prior written consent of the Landlord.

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Existing rooftop HVAC units shall be maintained by the Landlord as a part of general maintenance and repair at the property. If any server room or lab room should need supplementary HVAC services and Tenant desires to have additional work performed, then Tenant shall use Landlord’s designated HVAC contractor. Tenant shall be responsible for maintenance of said supplementary HVAC work. At the termination of this Lease or any amendment the supplementary HVAC equipment shall remain with the demised Premises and will become property of the Landlord.

Notwithstanding anything contained in this Lease to the contrary, (i) Landlord shall not be responsible or liable for damages or injuries sustained by Tenant or those claiming by, through or under Tenant, and (ii) Tenant shall not be relieved from the performance of its obligations, including, but not limited to, Tenant’s obligation to pay Base Rent and additional rent, because of the interruption, discontinuance, quality or quantity of any utility used in or for the Premises, whether or not supplied by Landlord, and regardless of the reason or cause of the interruption or discontinuance.

8. TENANT IMPROVEMENTS

Upon execution of Lease, Tenant shall deposit with Landlord the amount of $25,000 to be used toward Tenant Improvements of the Premises as herein defined. Tenant shall pay a total of $54,000 towards Tenant Improvements. Landlord shall provide the following improvements in accordance with the floor plan attached as Exhibit A: New demising walls to the roof deck.

New interior walls to the underside of the existing ceiling.

Building standard doors/hardware.

Building standard fire alarm.

Building standard paint.

Building standard base cove.

Building standard ceiling tile repair.

Additional outlets as shown on Exhibit A.

Electric supply and distribution as shown on Exhibit A.

Existing HVAC shall be ducted to separate the Premises.

Install carpet tiles removed from Suite 210.

Expansion joints in existing polished floor.

Minor floor repairs where deemed necessary.

Mechanical punch code door entries (2).

The Premises shall be delivered to Tenant in good working order, with all building systems working, and in good condition and meeting building code such that Certificates of Occupancy are issued. Landlord shall construct and complete Tenant Improvements in a reasonably timely and good and workmanlike manner. Upon delivery of the space with substantial completion and a Certificate of Occupancy, Tenant shall promptly pay to Landlord the remaining $29,000 balance prior to taking occupancy.

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Costs associated with performing the Tenant Improvements as outlined herein and shown on Exhibit A that are above the sum of $53,210 shall be the responsibility of the Landlord. Any changes to the Tenant Improvements as outlined herein and shown on Exhibit A shall be promptly paid for by Tenant prior to execution of work. Additionally, Tenant shall incur any charges from project architect or Landlord supplied labor/professionals required for such changes to Exhibit A as outlined herein.

9. USE OF LEASED PREMISES	Tenant shall use the Premises for engineering, office and its auxiliary uses, provided that such use must comply with all applicable zoning regulations and all other applicable Federal, State and Municipal laws and Landlord’s rules and regulations, adopted from time to time.

Tenant acknowledges and agrees that no chemicals or solutions shall be used, or disposed of within the Premises, but may be stored in sealed and unopened containers to the extent that they pose no hazard to the Project or any building occupants. No hazardous materials shall be allowed at the Project. Tenant is satisfied that the uses meet the municipal zoning ordinances and agrees to indemnify and hold harmless Landlord from and against any and all losses, claims or damages arising from Tenant’s failure to determine whether the proposed uses comply with the provisions of this Section.

Notwithstanding the above, Tenant’s obligations hereunder are subject to the issuance of a temporary or permanent Certificate of Occupancy from the local building inspector’s office.

10. COMPLIANCE WITH LAWS	Tenant acknowledges that no trade or occupation shall be conducted in the Premises or use made thereof which will be unlawful, improper, unreasonably noisy or offensive, or contrary to any law or any municipal by-law, regulation or ordinance in force in the City or Town in which the Premises are situated or contrary to any of the Landlord’s current or future adopted rules and regulations. Said non-compliance shall be considered a breach of this Lease. Also, Tenant acknowledges that it is Tenant’s responsibility to comply with all aforementioned laws related to Tenant’s use of the Premises, which may change from time to time. Tenant shall pay for any and all costs associated with the compliance of the current and future laws.

11. FIRE INSURANCE	Tenant shall not permit any use of the Premises which will make void any insurance on the Project or on the contents of the Project or which shall be contrary to any law or regulation from time to time established by the New England Fire Insurance Rating Association, or any similar body succeeding to its powers. Tenant shall on demand reimburse Landlord, and all other tenants, for all extra insurance premiums resulting from Tenant’s use of the Premises.

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12. MAINTENANCE
A. TENANT’S OBLIGATION	Tenant agrees to maintain the Premises in good and working condition, damage by fire and other casualty excepted, and whenever necessary to replace plate glass, acknowledging that the Premises are now in good order and the glass whole. Notwithstanding the foregoing, Tenant acknowledges that any alterations to the Premises may affect the continued good working order of the system. Tenant shall not permit the Premises to be overloaded, damaged, stripped or defaced, nor suffer any waste. Tenant shall not install any signs at the Project. Tenant shall request Landlord’s prior written consent with regard to the above, which consent may be withheld at Landlord’s sole and absolute discretion.

B. LANDLORD’S OBLIGATION	Landlord agrees to maintain the structure of the Building in the same condition as it is at the Term Commencement Date or as it may be put in during the Term of and pursuant to the terms of this Lease, reasonable wear and tear, damage by fire or other casualty and damage caused by Tenant is excepted. Tenant acknowledges that with reasonable notice the Landlord will respond and make efforts to repair any problems as the seasonal or daily weather permit. Tenant also acknowledges they may not use any such problems, should they arise, as an excuse to break this Lease and will make reasonable efforts to cooperate and assist the Landlord.

13. ALTERATIONS & ADDITIONS	Tenant shall not make structural alterations, installations or additions to the Premises without Landlord’s prior written consent, which consent may be withheld by Landlord in its sole discretion. Landlord or its agents must perform said alterations, installations or additions, unless otherwise mutually agreed in writing by Landlord and Tenant. All such allowed alterations shall be at Tenant’s sole cost and expense and shall be in quality at least equal to or better than present construction. Tenant shall not permit any mechanics’ liens, or similar liens, to remain upon the Premises for labor and material furnished to Tenant or claimed to have been furnished to Tenant in connection with work of any character performed or claimed to have been performed at the direction of Tenant and shall cause any such lien to be released of record forthwith without cost to Landlord. Any alterations, installations or additions made to the Premises shall become the property of the Landlord upon installation and shall be left in the Premises by the Tenant, unless Landlord at its sole discretion instructs Tenant to remove any alterations, installations or additions made to the Premises at the expiration or other termination of this Lease.

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Tenant, at Tenant’s sole expense, with Landlord’s reasonable consent, may install necessary trade fixtures, equipment and furniture in the Premises and make non-structural alterations as it may deem desirable for its use thereof; provided, however, that Tenant shall assume the cost incurred as a result of any upgrades required to the Building systems or structure to support the installations referenced in this paragraph at the Project.

Any trade fixtures, equipment and furniture installed shall remain Tenant’s property and shall be removed by Tenant prior to expiration of the Term or upon earlier termination of this Lease. Tenant shall repair, at Tenant’s sole expense, all damage to the Premises caused by the installation or removal of trade fixtures, equipment, furniture or tenant installed improvements.

14. SIGNAGE	Tenant will be included in all Project standard sign programs.

15. COMMUNICATIONS	Tenant shall be financially responsible for all wiring of voice and data from the main electric room to the Project and for all wiring within the Premises.

16. ASSIGNMENT & SUBLETTING	Tenant shall not assign or sublet the whole or any part of the Premises to any tenant within the Project without Landlord’s consent, which may be withheld or delayed by Landlord in its sole discretion. Tenant shall not assign or sublet the whole or any part of the Premises without Landlord’s prior written consent, which may not be unreasonably withheld by Landlord, but maybe conditioned by Landlord or its Lender. Tenant shall tender to Landlord upon its request, a nonrefundable processing fee of $1,000.00, and Landlord shall have the right, at a minimum, to review financial statements, identity and business of any prospective assignee or subtenant before making a decision to grant consent.

Landlord shall never be deemed unreasonable in denying its consent to an assignment of this Lease or a subletting of all or any portion of the Premises under the following circumstances:

A: Landlord, after reviewing the proposed subtenant or assignee’s financial statements, shall determine in its sole discretion that the net worth or financial capability of such proposed subtenant or assignee is less than the net worth or financial capability of Tenant or adequate to fulfill the financial obligations of this Lease;

B. if such assignment or subletting would require the Premises to be used for a use that is dissimilar to Tenant’s use, or in Landlord’s sole discretion would result in a use conflict or compete with a use granted to another tenant at the Project;

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C. if there is a vacancy at the Project and if the terms and conditions of the proposed sublease or assignment are less favorable than those terms and conditions on which Landlord is then offering to lease vacant space at the Project; or

D. if Tenant is in default (beyond any applicable notice and cure period) of its obligations under this Lease

Notwithstanding such consent, Tenant shall remain liable to Landlord for the payments of all Base Rent and Additional Rent and for the full performance of the covenants and conditions of this Lease. For the purposes of this Lease, any transfer of interest in Tenant shall be deemed an assignment of this Lease. If Tenant requests Landlord’s consent to assign this Lease or sublet all or any portion of the Premises, Landlord shall have the option, exercisable by written notice to Tenant given within thirty (30) days after receipt of such request, to terminate this Lease as of the date specified in such notice. If Landlord approves a sublease and said sublease is for a total rent amount which on an annual basis is greater than the Base Rent and Additional Rent due from the Tenant to the Landlord under this Lease, Tenant shall pay to Landlord, forthwith upon Tenant’s receipt of each installment of such excess Base Rent and Additional Rent, during the term of any approved sublease, as Additional Rent and other payments due under this Lease, an amount equal to one hundred percent (100%) of the positive excess between all Base Rent and Additional Base Rent and Additional Rent received by Tenant, less reasonable transaction costs, which shall include reasonable legal fees not to exceed $2,500.00 and brokerage commissions, under the sublease and the aggregate of Base Rent and Additional Rent due hereunder.

Notwithstanding any provision to the contrary, there shall be no restriction on Tenant’s right to assign or transfer this Lease to its parent or any subsidiary or affiliate, or to any party in connection with or merger or consolidation involving Tenant or a sale of all or substantially all of Tenant’s assets, provided that such successor has as high a net worth as Tenant on (a) the Term Commencement Date or (b) the date of the transfer of this Lease, whichever date the net worth is higher. If this standard is not met, Landlord shall have the right of recapture.

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17. SUBORDINATION	This Lease shall be subject and subordinate to any and all mortgages, deeds of trust and other instruments in the nature of a mortgage, now existing or at any time hereafter arising, a lien or liens on the property of which the leased premises are a part. Tenant shall, when requested, promptly execute and deliver such written instruments in a form acceptable to the Lender in its sole discretion as shall be necessary to show the subordination of this Lease to said mortgages, deeds of trust or other such instruments in the nature of a mortgage. Tenant’s failure to execute and return documents to Landlord within seventy-two (72) hours of receipt by Tenant or Tenant’s agent shall be deemed a breach of this Lease.

18. TENANT’S ACCESS	Tenant shall have access to their Premises 24 hours per day, 7 days per week. Landlord to provide keys upon request of tenant for up to ten copies to be included at Landlord’s expense.

19. LANDLORD’S ACCESS	Landlord or agents of Landlord may show the Premises to others with reasonable notice, and at any time before the Term Expiration Date for the purpose related to the sale, lease or refinancing of the Project, including emergencies in which case Landlord may enter the Premises without any notice at any time. Landlord may remove placards and signs not approved and affixed as herein provided, and make repairs, installations and alterations as Landlord deems necessary.

Tenant shall provide Landlord or its agents alarm codes and keys. Tenant’s refusal to provide Landlord or its agent’s access as stated above shall be deemed a breach of this Lease.

20. INDEMNIFICATION AND LIABILITY	A. Tenant agrees to defend, indemnify and save harmless the Landlord, the Landlord’s managing agent and any holder of a mortgage on all or any portion of the Premises from (i) any act, omission or negligence of the Tenant, or the Tenant’s contractors, licensees, agents, servant, or employees, or arising from any accident, injury, or damage whatsoever caused to any person, or to the property of any person, or (ii) any violation of applicable law including, without limitation, any law, regulation or ordinance concerning trash, hazardous materials, or other pollutant occurring from and after the date that possession of the Premises is delivered to the Tenant and until the end of the Term hereof in or about the Premises, or (iii) any accident, injury or damage occurring outside the Premises, where such accident, damage or violation or applicable law results in injury from act or omission on the part of the Tenant or the Tenant’s agents or employees. This indemnification and hold harmless agreement shall survive termination of this Lease and include indemnity against all costs, expenses and liabilities incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof. Landlord agrees to pursue all of its rights under Tenant’s insurance policy before seeking indemnification from Tenant, provided that Tenant’s policy is on an occurrence basis policy with limits as required by Section 21.

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Landlord agrees that Tenant’s indemnity shall only apply to the extent Landlord does not recover such costs, expenses and liabilities under any such policy. Tenant agrees that Tenant’s insurance shall be the primary insurance policy and that said policy shall be exhausted in its totality before Landlord seeks its own rights to recover under any additional policy.

B. Tenant agrees that Landlord shall not be responsible or liable to Tenant, or to those claiming by, through or under Tenant, for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying any adjoining space or any part of the Building, or for any loss or damage resulting to Tenant or to those claiming by, through or under Tenant, or its or their property, from the bursting, stopping or leaking of water, gas, sprinklers, sewer or steam pipes, unless such damage is caused by the sole or gross negligence of Landlord.

21. TENANT’S LIABILITY INSURANCE	Tenant shall maintain with respect to the Premises and the Project, commercial general liability insurance in the amount of two million dollars ($2,000,000) with property damage insurance in limits of one million dollars ($1,000,000) in responsible companies qualified to do business in Massachusetts and in good standing therein insuring the Landlord as well as Tenant against injury to persons or damage to property as provided. Landlord shall be designated as an additional insured on any such policy. Tenant shall deposit with the Landlord certificates of such insurance at or prior to the Term Commencement Date and thereafter within thirty (30) days prior to the expiration of any such policies. All such insurance certificates shall provide that such policies shall not be altered or canceled without at least thirty (30) days prior written notice to Landlord.

Tenant waives all claims, causes of action and rights of recovery against Landlord for any loss or damage to persons, property or business which occur on or about the Premises or the Building or the Project and results from any of the perils insured under any policy of insurance maintained by Tenant, regardless of cause. This waiver includes the negligence and intentional wrongdoing of Landlord, its agents, officers and employees, but is effective only to the extent of recovery, if any, under such policy. This waiver will be void to the extent that any such insurance is invalidated by reason of this waiver.

22. FIRE, CASUALTY, EMINENT DOMAIN	Should a substantial portion of the Premises or of the Project be substantially damaged by fire or other casualty, or be taken by eminent domain, Landlord may elect to terminate this Lease. When such fire, casualty or taking renders the Premises substantially unsuitable for their intended use, Tenant may elect to terminate this lease if:

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(a) Landlord fails to deliver written notice within sixty (60) days of intention to restore Premises, or

(b) Landlord fails to restore the Premises to a condition substantially suitable for their intended use within one hundred twenty (120) days of (i) receipt of insurance proceeds in the case of fire or casualty or (ii) receipt of the award in the case of a taking.

Landlord reserves, and Tenant grants to Landlord, all rights which the Tenant may have for damages or injury to the leased premises for any taking by eminent domain, except for damage to the Tenant’s fixtures, property or equipment.

23. DEFAULT & BANKRUPTCY	In the event that:

(a) Tenant shall default in the payment of any installment of rent or other sum herein specified and such default remains uncured for a period of five (5) days; or

(b) Tenant shall vacate or abandon all or any part of the Premises or fail to continuously occupy the Premises; or

(c) Tenant shall default in the observance or performance of any other of Tenant’s covenants, agreements or obligations hereunder, such default not having been cured within 15 (fifteen) days of receiving written notice of such default; or

(d) Tenant shall suffer a material adverse change in its business, as determined by Landlord; or

(e) Tenant shall be declared bankrupt or insolvent according to law, or, if any assignment shall be made of Tenant’s property for the benefits of creditors, provided,

Then Landlord shall have the right to proceed with summary process to remove Tenant from the Premises. In the event of default by Tenant, Tenant shall pay to Landlord all costs and expenses incurred in enforcing the terms of this Lease, including reasonable attorney’s fees, whether or not legal proceedings are instituted. Tenant shall indemnify the Landlord against all loss of rent and other payments, which the Landlord may incur by reason of such termination during the balance of the Term of this Lease.

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If Tenant shall default in the observance or performance of any conditions or covenants on Tenant’s part to be observed or performed hereunder or by virtue of any of the provisions in any article of this Lease other than Tenant’s rental payment obligations, Landlord, without being under any obligation to do so and without thereby waiving such default, may remedy such default for the account and at the expense of the Tenant. If the Landlord makes any expenditures or incurs any obligations for the payment of money in connection therewith, including but not limited to, all attorney’s fees in instituting, prosecuting or defending any action or proceeding, such sums paid or obligations incurred, with interest at a rate of one and one-half (1.5%) percent per month and costs, shall be paid to the Landlord by the Tenant as additional rent upon notice from Landlord to Tenant of such costs and expenses.

Notwithstanding anything contained in this Lease to the contrary, Landlord shall not be in default in the performance of any of Landlord’s obligations under this Lease unless and until Landlord shall have failed to perform such obligations within thirty (30) days, or such additional time as is required to correct any such default, after receipt of written notice from Tenant to Landlord specifying Landlord’s failure to perform any such obligation. If Tenant claims or asserts that Landlord is in default in the performance of Landlord’s obligations under this Lease, Tenant’s sole remedy shall be an action for specific performance, declaratory judgment or injunction. In no event shall Tenant claim or assert any claim for monetary damages in any action or by way of setoff, defense or counterclaim. Tenant hereby waives the right to any monetary damages, to terminate this Lease of any other remedies available at law or in equity.

24. SURRENDER	Tenant shall, at the expiration or other termination of this Lease, remove all Tenant’s goods and effects from the Premises (including without hereby limiting the generality of the foregoing, all signs and lettering affixed or painted by Tenant, either inside or outside the Premises). Tenant shall deliver to Landlord the Premises and all keys, locks thereto, alarm codes, all alterations, installations and additions made to or upon the Premises, in good condition, damage by fire or other casualty only excepted. In the event of the Tenant’s failure to remove any of Tenant’s property from the Premises, Landlord is hereby authorized, without liability to Tenant for loss or damage thereto, and at the sole risk of Tenant, to remove and store any of the property at Tenant’s expense, or to retain same under the Landlord’s control or to sell at public or private sale, without notice, any or all of the property not so removed and to apply the net proceeds of such sale to the payment of any sums due hereunder, or to destroy such property.

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25. GOVERNING LAW, ETC.	This Lease shall be governed by and construed under the laws of the Commonwealth of Massachusetts and shall take effect as a sealed instrument. All terms, covenants and obligations hereunder shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. No alterations, amendments or waivers hereunder shall be valid or enforceable absent a written instrument signed by all parties hereto. No waiver of any provision hereunder on one occasion shall be deemed to be a waiver on future occasions. All obligations hereunder shall be obligations for each Tenant both jointly and severally. The parties hereto agree that this Lease contains the entire agreement between the parties and that it supersedes all prior agreements and negotiations. Tenant has not relied upon any representation not contained within this Lease and acknowledges that neither Landlord nor its agents have made any warranties or representations of any kind or nature other than those expressly set forth herein.

26. NON-INTERFERENCE	Tenant hereby acknowledges that after the execution date hereunder, Landlord or its affiliates may, from time to time, in connection with any space or parcel(s) (including without limitation any space or parcel(s) which abut the Premises), seek to obtain various approvals, variances, permits, authorizations and/or special permits and the like from the local municipality and the Commonwealth of Massachusetts. Tenant hereby agrees to cooperate with Landlord in all such efforts and agrees not to oppose or interfere with Landlord, its affiliates, agents, designees, appointees or assigns, in Landlord’s attempts to obtain any such approvals, variances, permits, authorizations and/or special permits and the like. Tenant’s obligations under this paragraph shall be binding on the Tenant’s officers, directors, shareholders and employees and shall survive the termination of the Lease. Tenant acknowledges that any interference shall be deemed a breach of this Lease and Landlord, at its sole discretion, may terminate this Lease.

27. BROKERAGE	Tenant and Landlord represent and warrant that they have dealt with no brokers in this transaction. Each of the parties represents and warrants that there are no other claims for brokerage commissions or finder’s fees in connection with the execution of this Lease, and each of the parties agrees to indemnify the other against, hold it harmless from all liabilities arising from any such claim including without limitation, the cost of counsel fees in connection therewith.

28. FORCE MAJEURE	If Landlord is delayed, hindered or prevented from the performance of an obligation because of strikes, lockouts, labor troubles, the inability to procure materials, power failure, restrictive governmental laws or regulations, riots, insurrection, war or another reason not the fault of Landlord, then Landlord’s performance shall be excused for the period of delay.

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29. INDEPENDENT COVENANTS	Landlord and Tenant agree that the obligations of Tenant hereunder, including, without limitation, Tenant’s obligation to pay rent and additional rent, are independent and not mutually dependent covenants, and that the failure of Landlord to perform any obligation hereunder shall in no event justify or empower Tenant to withhold rent, additional rent or any other amount due to Landlord hereunder or to terminate the Lease. Tenant acknowledges that the foregoing is a material inducement to Landlord to enter into this Lease.

Executed as a sealed instrument this 25 day of November, 2014.

SEQLL LLC		JAM CAMBRIDGE VENTURES, LLC

By:	/s/ Daniel R. Jones	By:	/s/ Joseph A. Martignetti

Name: Daniel R. Jones		Name: Joseph A. Martignetti
Title: Manager
Title: Manager
		By:	/s/ Ronald A. Martignetti

Name: Ronald A. Martignetti
Title: Manager

RAM CAMBRIDGE VENTURES, LLC

		By:	/s/ Ronald A. Martignetti

Name: Ronald A. Martignetti
Title: Manager

		By:	/s/ Joseph A. Martignetti

Name: Joseph A. Martignetti
Title: Manager

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RIDER

TO LEASE DATED_______, 2014

TENANT: SEQLL LLC

LANDLORD: JAM CAMBRIDGE VENTURES, LLC, RAM CAMBRIDGE VENTURES,

LLC

A.	Indemnification. Tenant further agrees to the extent acceptable under the law to defend, indemnify and hold Landlord harmless from and against any and all claims and damages for injury to person or damage to property, of any kind or nature, of any person or entity (including reasonable attorneys’ fees) which may arise in connection with the Tenant’s operation of its business on the Premises or at the Project.

B.	No Joint Venture. Nothing contained in this Lease will be construed as creating a joint venture or partnership of or between Tenant and Landlord as to create any other relationship between the parties other than as Tenant and Landlord and Tenant hereby indemnifies and agrees to hold harmless Landlord from any and all damages resulting from such a construction of the relationship of the parties hereto.

C.	Notices. Any notice or other communication in connection with this Lease shall be in writing and addressed as follows:

To Landlord:

Avenue Management, LLC

237 Lexington Street

Woburn, MA 01801

To Tenant:

SEQLL LLC

317 New Boston Street, Suite 210

Woburn, MA 01801

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Such notice shall be delivered in hand or deposited in the United States mail, postage prepaid by registered or certified mail, return receipt requested. Any such address may be changed to any other address within the United States by written notice given in the aforesaid manner by the party desiring to effect the change. Any notice given in the aforesaid manner shall be deemed to have been duly given and received when so hand delivered or live (5) days after deposited with the United States Postal Service.

D.	Authority to Execute. Tenant and Landlord covenant that the signatory of this Lease on behalf of each party is duly authorized to execute this Lease. To provide such evidence, Tenant shall provide at execution of this Lease, as Exhibit B, a notarized legal document authorizing the signatory to bind the corporation.

E.	Parking. Parking spaces in the parking facility, are on an unreserved, unassigned basis in areas reasonably designated by Landlord from time to time (provided that the location and number of parking spaces available will not be materially reduced or altered). Notwithstanding the foregoing, Landlord reserves the right at any time to assign and reserve parking spaces and areas for specific individuals and/or tenants within the parking facility.

F.	Holding Over. In the event that Tenant or anyone claiming by, through or under Tenant shall remain on the Premises after the termination of this Lease or any renewals, extensions or modifications thereof, Tenant shall forthwith be liable for and pay double the most recent rent as defined in Section 4 of the Lease.

G.	Additional Remedies on Default. In the event of a default hereunder not cured within the applicable notice and cure period, notwithstanding any termination of this Lease or any re-entry by Landlord, Tenant agrees to pay and be liable for amounts equal to the full acceleration of this Lease of rent and any other charges herein reserved as they would, under the terms of this Lease, become due if this Lease had not been terminated or if Landlord had not re-entered the Premises and whether the Premises be re-let or remain vacant in whole or in part or for a period less than the remainder of the Term, or for the whole thereof; but in the event the Premises be re-let in whole or in part, by Landlord, Tenant shall be entitled to a credit in the amount of the rent received by Landlord in re-letting after deduction of reasonable expenses in re-letting the Premises and in collecting the rent in connection therewith.

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H.	Estoppel Certificate. Upon not less than seven (7) days prior written request, the Tenant agrees to execute, acknowledge, and deliver a statement in writing certifying that this Lease is unmodified and in full force and effect (or, if there have been any modifications that the same are in full force and effect as modified and stating the modification), and the dates to which the rent hereunder and other charges have been paid and any other information reasonably requested. Any such statement delivered pursuant to this paragraph may be relied upon by any prospective purchaser, mortgagee or lending source.

I.	Confidentiality. Tenant agrees that the Terms of this Lease shall remain confidential and that any breach of this clause shall constitute a breach of the Lease. Tenant acknowledges and agrees that the terms contained herein are confidential to Landlord. Tenant agrees that it will keep all information confidential and will not disclose the terms of this Lease provided by Landlord with respect to base rent, taxes, operating costs, additional rents, etc. to other existing or prospective tenants except those officers, accountants, and lawyers of the Tenant. Any disclosure will be considered a breach of this Lease.

J.	Cleaning. Tenant shall be responsible for the cost of cleaning the Premises which shall be arranged by Tenant.

K.	Condominium. Landlord reserves the right at any time to convert the Project into a condominium in accordance with M.G.L. c.183A. Tenant agrees to execute all necessary documentation to effectuate said conversion provided the same does not unreasonably interfere with the use and enjoyment by Tenant of the Premises or otherwise affect the provisions of this Lease.

L.	Relocation. Landlord reserves the right to relocate Tenant to other space within the Building by giving Tenant ninety (90) days written notice of such intention to relocate. On the date of such relocation, this Lease shall be amended by deleting the description of the Premises and substituting therefore the description of such space. Landlord agrees to pay the reasonable costs of moving Tenant to such other space within the Project, provided that Landlord shall not be obligated to expend more than rent due for three months under this Lease. In no event shall Tenant be reimbursed for costs incurred due to business interruption.

M.	Financial Statements. Tenant agrees to deliver, upon request from Landlord: (1) statements of cash flows of the Tenant (2) income statements of the Tenant, and (3) balance sheets of the Tenant, all such statements to be in reasonable detail, including all supporting schedules and comments; the statements and balance sheets to be audited by and independent certified public accountant reasonably acceptable to the Landlord, and certified by such accountants to have been prepared in accordance with GAAP and to present fairly the financial position and results of operations of the Tenant.

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N.	No Accord and Satisfaction. No acceptance by Landlord of a lesser sum than the rent and additional rent then due shall be deemed to be other than on account of the earliest installment of such rent and additional rent due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such installment or pursue any other remedy provided in this Lease.

O.	Trash Removal. Tenant shall be responsible for their own trash removal. If Tenant fails to keep the dumpsters and the surroundings clean, Landlord may rescind the Tenant’s use of a dumpster onsite. Location of the dumpster to be established by Landlord, subject to change from time to time.

P.	Rules and Regulations. Tenant agrees to comply with all Rules and Regulations reasonably adopted by Landlord now or hereafter uniformly applied, which are attached hereto as Exhibit D and of which Tenant will be given notice and receive copies, for the care and use of the Building and Lot and their approaches, it being understood that Landlord shall not be liable to Tenant for the failure of other Tenants of the building to conform to such Rules and Regulations. In the event of a conflict between the terms and conditions of the Lease and the Rules and Regulations, the terms and conditions of the Lease shall control.

[Signatures on Next Page]

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SEQLL LLC		JAM CAMBRIDGE VENTURES, LLC

By:	/s/ Daniel R. Jones	By:	/s/ Joseph A. Martignetti
Name: Daniel R. Jones		Name: Joseph A. Martignetti
Title: Manager		Title: Manager

		By:	/s/ Ronald A. Martignetti
Name: Ronald A. Martignetti
Title: Manager

RAM CAMBRIDGE VENTURES, LLC

		By:	/s/ Ronald A. Martignetti
Name: Ronald A. Martignetti
Title: Manager

		By:	/s/ Joseph A. Martignetti
Name: Joseph A. Martignetti
Title: Manager

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EXHIBIT A

FLOOR PLAN (SEE ATTACHED)

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EXHIBIT A

SEE SECTION 2
ELEC
220V
220V
220V
220V
AVENUE
MANAGEMENT
FLOOR PLAN
SEQLL EXPANSION SUITE 230
INNOVATION CENTER WOBURN
317 NEW BOSTON STREET
WOBURN, MA 01801
A-1

DRAWING FOR ILLUSTRATIVE PURPOSES ONLY. ARCHITECT SHALL DRAFT CONSTRUCTION DRAWINGS THAT MAY VARY SLIGHTLY TO MEET EXISTING CONDITIONS AND CODE REQUIREMENTS.

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EXHIBIT B

AUTHORITY TO EXECUTE

PLEASE PROVIDE MANAGER’S CERTIFICATE

25

EXHIBIT B

MANAGER’S CERTIFICATE

I, Daniel R. Jones, hereby certify that I am a duly authorized signatory of Seqll, LLC, a limited liability company established under the laws of the Commonwealth of Massachusetts with a place of business at 317 New Boston Street, Woburn, Massachusetts, and pursuant to the Operating Agreement of Seqll, LLC, I am duly authorized to execute and deliver a lease dated November 25, 2014 on behalf of Seqll, LLC with RAM CAMBRIDGE VENTURES, LLC and JAM CAMBRIDGE VENTURES, LLC in the form attached hereto.

Dated:	December 21, 2014

Attest:	/s/ Daniel R. Jones

Manager: Daniel R. Jones

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EXHIBIT C

Landlord Rules and Regulations

1.	Heating, lighting and plumbing: The Landlord should be notified at once of any accidents to or defects in plumbing, electrical fixtures, or heating and cooling apparatus so that such accidents or defects may be attended properly.

2.	Each Tenant shall see that all doors of its Premises are closed and securely locked and must observe strict care and caution of all its water faucets or water apparatus are entirely shut off before the Tenant or its employees leave such Premises.

3.	No Tenant shall alter any lock or access device or install a new or additional lock or access device or any bolt on any door of its Premises without prior written consent of the Landlord. If Landlord shall give its consent, Tenant shall in each case furnish Landlord with a key and access code for any such lock. Costs associated with Tenant’s own security system shall be the responsibility of the Tenant.

4.	The sidewalks, entrances, halls and stairways shall not be obstructed by any Tenant or used for any purpose other than ingress and egress to and from their respective Premises, and no articles of rubbish shall be left herein.

5.	No plumbing fixture or appliance shall be used for any purpose other than that for which it is intended, and no sweepings, rubbish, rags, ashes or other substances shall be thrown herein. Damage resulting to any such fixtures or appliances from misuse by Tenant shall be repaired and replaced at Tenant’s sole cost and expense, and Landlord shall not in any case be responsible therefore.

6.	Heavy Equipment - Tenant shall not place a load upon any floor in the Premises exceeding the floor load per square foot of area as allowed by law. Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant’s sole cost and expense in settings sufficient, in Landlord’s sole judgment, to absorb and prevent vibration, noise and disturbance that may be transmitted to the Building’s structure.

Tenant shall not move any safe, heavy machinery, heavy equipment, freight, bulky matter or fixtures into or out of the Building without Landlord’s prior written consent. If any such safe, machinery, equipment, freight, bulky matter or fixtures requires special handling, Tenant agrees that any disassembly, packaging and handling of the same shall comply with applicable laws and regulations. The moving of any safe, heavy machinery, heavy equipment, freight, bulky matter or fixtures into or out of the Building shall be at the sole risk and hazard of Tenant, and Tenant shall exonerate, indemnify and save Landlord harmless against and from any liability, loss, injury, damage, claim or suit resulting directly or indirectly from such moving, including without limitation, relocation costs and expenses of tenants in the Building, if Landlord determines in its sole discretion that such relocation is necessary.

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7.	Lettering on doors, tablets and building directory shall be subject to the approval of the Landlord; no lettering shall be allowed on outside windows. Directories will be placed by Landlord, in conspicuous places in the building. No other directories shall be permitted unless previously consented by Landlord in writing.

8.	No sign, poster, placard, name, advertisement, or notice, visible from the exterior of the leased premises shall be inscribed, painted affixed to glass or wall, installed or otherwise displayed by any Tenant either on its Premise or any part of the Building and Project without the written consent of the Landlord.

9.	No wires for electric lights, messenger service or for any other purpose shall be put in the Premises without the consent of the Landlord (such consent not to be unreasonably withheld or delayed). No Tenant shall install radio or television antenna, loudspeaker or any other device on the exterior walls or roof of the Building.

10.	No curtains, draperies, blinds, shutters, shades, screens or other coverings, awnings, hangings, or decorations shall be attached to, hung, or placed in, or used in connection with any window or door of the building without the prior written consent of the Landlord (such consent not to be unreasonably withheld or delayed).

11.	No animals or birds of any kind shall be kept, allowed in or about the Building or Project at any time for any reason other than those granted by law.

12.	Movement in or out of the Project of furniture or office equipment that requires use of hallways, stairways, or movement through the Project entrances or lobbies shall be restricted to hours designated by Landlord.

Please provide Avenue Management notice at least 48 hours before your move date. All freight, furniture, etc. must be received and delivered through entrances to the Building designated for such purpose unless otherwise authorized by the Landlord.

Please refer to site plan for proper loading lock (if applicable) and elevator to be used during your move. Avenue Management will advise you of the proper loading lock and elevator to be used for all deliveries coming to your office.

13.	Nothing shall be thrown from or taken in through windows, nor shall anything be left outside the Building on the windowsills of the Premises, subject to the terms and provisions of this Lease.

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14.	Tenants shall not loiter and/or congregate in the Building or in front of the Premises. No part of the Building or Premise or grounds shall, at any time, be used for lodging or sleeping or for any immoral or illegal purpose.

15.	Subject to the Lease, the Landlord, its agents and employees shall have access at reasonable times to perform their duties in the maintenance and operation of the Project.

16.	No Tenant shall use any method of heating other than that provided for in the Tenant’s Lease without the consent of the Landlord.

17.	Any damage caused to the Premises or Building or the Project or to any person or property herein as a result of any breach of any of the Rules and Regulations by the Tenant shall be borne by the Tenant.

18.	No Tenant nor employee or invitees of any Tenant shall go upon the roof of any building at the Project at any time.

19.	Landlord reserves the right to exclude or expel from the Building and Project any person who, in Landlord’s judgment, is intoxicated or under the influence of liquor or drugs or who is in violation of any of the Rules and Regulations of the Building.

20.	During the continuance of any invasion, mob, riot, public excitement or other circumstances rendering such action advisable in Landlord’s opinion, Landlord reserves the right to prevent access to the Building by closing the doors, or otherwise, for the safety of Tenants and protection of the Building and property at the Project.

21.	Tenant’s agents, employees, servants, patrons, customers, invitees and visitors shall not solicit business in the Building’s parking facilities or Common Areas not shall tenant distribute any handbills or other advertising matter in the Premise or parking areas.

22.	Building security is a cooperative venture. Tenants must assume full responsibility for protecting their Premise from theft and pilferage by keeping doors locked as well as securing other means of entry into the Premises.

23.	Tenant shall make reasonable efforts to conserve electricity, water, and air conditioning.

24.	Tenant shall obey all parking signs and marking on the pavement. Tenant shall not park in fire lanes, within ten feet of fire hydrants, in loading zones, and shall properly park within parking space lines. Tenant shall not park any type of vehicle, whether or business or personal use, on any parking lot or parking facility of the Project overnight without prior consent of Landlord. Any vehicle(s) parked overnight for any extended period of time, shall be subject to towing at the vehicle owner’s sole risk and expense.

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25.	Tenant shall not employ any of Landlord’s employees or agents for any purpose whatsoever without the prior written consent from Landlord. Tenants are required to use Landlord’s preferred vendors (cleaning, construction, and maintenance of base building systems) at all times, unless otherwise approved, in writing, by Landlord. This provision shall apply to all work performed at the Project including installations of electrical devices and attachments, and installations of any nature affecting the floors, walls, woodwork, trim, windows, ceilings, or any other physical portion of the Building. Additional services can be arranged for the Tenant by the Landlord using Landlord’s preferred vendors for such services as catering, telecommunications, copy and printing services, and furniture supplies at preferred pricing.

26.	The Project is a non-smoking environment. There shall be no smoking within the Building. Tenant shall utilize the smoking areas provided.

27.	Landlord reserves the right to makes changes or any such other and further rules and regulations as, in its judgment, may from time to time be necessary.

SEQLL LLC

By:	/s/ Daniel R. Jones
Name: Daniel R. Jones
Title: Manager

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COMMONWEALTH OF MASSACHUSETTS

Middlesex, ss.

On November 25, 2014, before me, the undersigned notary public, personally appeared Daniel R. Jones, as president for SEQLL LLC, proved to me through satisfactory evidence of identification, which were [Illegible], to be the person whose name is signed on the preceding or attached documents, and acknowledged to me that he signed it voluntarily.

Vera Burdick
Notary Public

Printed Name:	Vera Burdick

My Commission Expires:	2/18/16

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317 New Boston St. Suite 210

Woburn, MA 01801

Phone: (617) 817-3755

To whom it may concern:

Please find attached a description of the uses of each room for Suite 223 at 317 New Boston Street, Woburn. The general use of the space is for the engineering and modification/prototyping of DNA sequencing machines. Pursuant to the Woburn Zoning Ordinances, this space can be classified as Business Use with a Light Manufacturing component. Both uses are by right less than 15,000 square feet in this IP-2 zoning district.

Room 22308 – “Engineering Storage”

This room will be used for shelving of instrument parts and miscellaneous general storage.

Room 22301 – “Engineering”

This room will be used for development, modification and assembly of DNA sequencer prototypes.

Room 22305 – “Storage / Loading”

This room will be used for storage and loading.

Room 22304 – “Lunch Room”

This room will be used partially as a break room but also for cubicles.

Room 22309 – “Office”

This room will be used as a conference room and office space.

Room 22302 – “Stor/Optics”

This room will be used for working on/assembling optical equipment.

Room 22303 – “Electric Room”

This is the tenant’s electric room with distribution panels and transformer.

Room 22307 – “Workshop”

This room will be used for modifying/prototyping parts.

Thank you for your attention to this matter.

Best Regards,

Ethan Neal, Director of Operations

/s/ Ethan Neal
2/12/15

Seqll Space

Yr	SF	$/SF	$/Yr
March 17, 2015 - March 16, 2016	6,508	8.15	53040.2
March 17, 2016 - March 16, 2017	6,508	8.5	55318
March 17, 2017 - March 16, 2018	6,508	8.95	58246.6
March 17, 2018 - March 16, 2019	6,508	9.4	61175.2
March 17, 2019 - March 16 - 2020	6,508	9.85	64103.8

St. Laurent Space

Yr	SF	$/SF	$/Yr
March 17, 2016 - March 16, 2017	4,430	9.00	39,870.00
March 17, 2017 - March 16, 2018	4,430	9.45	41,863.50
March 17, 2018 - March 16, 2019	4,430	9.90	43,857.00
March 17, 2019 - March 16 - 2020	4,430	10.35	45,850.50

Combined Spaces

Yr	SF	$/SF	$/Yr	$/Month
March 17, 2016 - March 16, 2017	10,938	8.70	95,188.00	7932.333
March 17, 2017 - March 16, 2018	10,938	9.15	100,110.10	8342.508
March 17, 2018 - March 16, 2019	10,938	9.60	105,032.20	8752.683
March 17, 2019 - March 16 - 2020	10,938	10.05	109,954.30	9162.858